FOR IMMEDIATE RELEASE

IsoRay, Inc. reports THIRD QUARTER RESULTS

Significant Growth in Non-Prostate Sales Realized As Company Anticipates

International Launch of GliaSite and Lung Cancer Mesh

RICHLAND, Washington (May 15, 2012) – IsoRay Inc. (AMEX: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications, today announced its financial results for the third fiscal quarter ended March 31, 2012.

IsoRay Chairman and CEO Dwight Babcock commented, "Our quarterly financial performance, while flat, reflects the building of inventory and marketing efforts aimed at growing product awareness in anticipation of the launch of our GliaSite® radiation therapy system and lung cancer mesh sales internationally. Our revenues from sales for the treatment of other body sites beyond the prostate grew 27% comparing the nine months ended March 31, 2012 to the nine months ended March 31, 2011. We also saw growth in the number of physicians and facilities ordering cases for non-prostate body sites. The number of physicians ordering grew 57% and the number of facilities ordering grew 60% year to date respectively."

The GliaSite® radiation therapy system is the world's only balloon catheter device used in the treatment of brain cancer, and is being reintroduced to the market by IsoRay, which has exclusive worldwide rights to the system. IsoRay is also the exclusive manufacturer of Cesium-131, which represents one of the most important advancements in internal radiation therapy in 20 years. Cesium-131 allows for the internal radiation treatment of many different cancers because of its peerless combination of high energy and its matchless speed in giving off therapeutic radiation (9.7 day half-life).

IsoRay has taken some significant steps forward during the quarter. A growing number of institutions, including John Hopkins Hospital, Columbia University Medical Center, Baylor and others, are seeking amendments to their radiation licenses within their state. Typically, a license amendment is a 2 to 4 month process which allows institutions, upon approval, to make IsoRay's products available for patient treatment.

In recent weeks, the Company participated in the 80th Annual Meeting of the American Association of Neurological Surgeons (AANS) marking the Company's formal introduction to the neuroscience community. During the meeting, a number of thought leaders in the medical community spoke about their experiences with the GliaSite® radiation therapy system. At the meeting, one physician reported historical results with GliaSite® in treating his last surviving patient with metastasized brain cancer. This metastasized brain cancer patient experienced an extraordinary 6 year extension of life with improved quality of life.

IsoRay also participated in the World Congress of Brachytherapy in Barcelona, Spain where the Company reintroduced the GliaSite® brain cancer treatment and introduced its Cesium-131 lung cancer mesh to the international community. At the meeting, the Company met with 10 international distributors from a variety of countries who are seeking international distribution agreements for IsoRay's products. IsoRay CEO Babcock says the Company is currently engaged in due diligence to evaluate whether to proceed with negotiations with those companies.

Also at that meeting, a number of studies, as published in the Brachytherapy Journal of the ABS, were presented spotlighting crucial findings regarding Cesium-131 brachytherapy. New York Presbyterian Radiation Oncologist Dr. A. Gabriella Wernicke, M.D., M.Sc., presented a paper reporting on the successful results New York-Presbyterian//Weill Cornell Medical Center doctors have achieved using sutured Cesium-131 seeds to treat metastasized brain cancer. Dr. Bhupesh Parashar, Radiation Oncologist at New York-Presbyterian/Weill Cornell Medical Center, presented an initial report of outcomes relative to toxicity and radiation exposure in the use of Cesium-131 brachytherapy for head and neck cancers. The report concludes that Cesium-131 brachytherapy is a safe and effective option for high risk head and neck cancers, producing high control rates, limited toxicity and is safe for health personnel in terms of radiation exposure. In addition, UPMC radiation oncologist and associate professor of radiation oncology Dr. Sushil Beriwal reported on long term toxicity following Cs-131 prostate brachytherapy. Dr. Beriwal and his colleagues found most patients undergoing prostate brachytherapy with Cs-131 have no urinary or bowel toxicity at the three year post-brachytherapy mark. Dr. Beriwal also presented a paper which investigated whether there is a difference in PSA spikes using Cesium-131 brachytherapy as opposed to other radioisotopes. While Cesium-131 treats cancer more aggressively, the report states that it has no different long term PSA spike effect than other radioisotopes. In addition, Dr. Deepak Khuntia, Director of Research and Education for Western Radiology Oncology in California, was a speaker on Robot Assisted Mesh Brachytherapy after Sublobar Resection for Early Stage Lung Cancer. In comments following his presentation, Dr. Khuntia cited several advantages in the use of Cesium-131 in robot assisted mesh brachytherapy treatment over radioisotope I-125.

IsoRay, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three months ended		Nine months ended
	March 31,		March 31,
	2012	2011	2012	2011

Product sales	$1,317,371	$1,410,694	$3,759,443	$3,982,743
Cost of product sales	1,113,151	1,053,268	3,289,982	3,281,800

Gross profit	204,220	357,426	469,461	700,943

Operating expenses:
Research and development expenses	132,237	244,184	573,212	374,317
Research and development reimbursement	-	(56,118)	(50,000)	(205,947)
Sales and marketing expenses	259,010	235,206	877,549	944,244
General and administrative expenses	575,832	627,592	1,726,017	1,784,933

Total operating expenses	967,079	1,050,864	3,126,778	2,897,547

Operating loss	(762,859)	(693,438)	(2,657,317)	(2,196,604)

Non-operating income (expense):
Interest income	144	848	599	2,888
Gain (loss) on fair value of warrant liability	213,095	(163,000)	379,095	257,000
Financing and interest expense	(3,266)	(174,675)	(6,323)	(193,500)

Non-operating income (expense), net	209,973	(336,827)	373,371	66,388

Net loss	(552,886)	(1,030,265)	(2,283,946)	(2,130,216)
Preferred stock dividends	(2,658)	(2,658)	(7,974)	(7,974)

Net loss applicable to common shareholders	$(555,544)	$(1,032,923)	$(2,291,920)	$(2,138,190)

Basic and diluted loss per share	$(0.02)	$(0.04)	$(0.08)	$(0.09)

Weighted average shares used in computing net loss per share:
Basic and diluted	29,316,306	26,008,878	28,128,125	24,709,541

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Contact:

Sharon Schultz

(301) 351-0109

schultzpr@mchsi.com

About IsoRay, Inc.
IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the exclusive producer of Cesium-131 internal radiation therapy, which is expanding brachytherapy options throughout the body and the GliaSite® radiation therapy system, the world's only balloon catheter device used in the treatment of brain cancer. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 and the GliaSite® radiation therapy system by visiting www.isoray.com. Join us on Facebook/Isoray. Follow us on Twitter @Isoray.

Safe Harbor Statement

Statements in this news release about IsoRay's future expectations, including: the advantages of our Cesium-131 seed, future demand for IsoRay's existing and planned products, whether revenue, cash flows and other financial metrics will improve in future periods, whether IsoRay will be able to continue to expand its base beyond prostate cancer to use Cesium-131 to treat additional cancers and malignant disease, whether IsoRay will be able to generate sales internationally and enter into new international distribution agreements, the advantages of the GliaSite® delivery system, whether institutions will be successful in modifying their radiation licenses to offer our products and whether sales will increase as additional institutions can offer our products, whether additional studies will be published with favorable outcomes from treatment with Cesium-131, and all other statements in this release, other than historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of IsoRay's products, changing levels of demand for IsoRay's current and proposed future products, IsoRay's ability to reduce or maintain expenses while increasing sales, whether later studies and protocols support the findings of the initial studies, success of future research and development activities, IsoRay's ability to successfully manufacture, market and sell its products, success of any negotiations undertaken with potential distributors, patient results achieved when Cesium-131 is used for the treatment of cancers and malignant diseases beyond prostate cancer, patient results achieved with the GliaSite® radiation therapy system, IsoRay's ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, IsoRay's ability to enforce its intellectual property rights, changes in reimbursement rates, changes in laws and regulations applicable to our product, and other risks detailed from time to time in IsoRay's reports filed with the SEC.